EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER OF

DOUBLE CROWN RESOURCES, INC.

FORM 10-Q FOR THE QUARTER ENDED SEPTEMBER 30, 2014

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED

PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jerold S. Drew, am the Chief Executive and Chief Financial Officer of Double Crown Resources, Inc., a Nevada corporation (the "Company"). I am delivering this certificate in connection with the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2014 and filed with the Securities and Exchange Commission ("Quarterly Report").

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I hereby certify that, to the best of my knowledge, the Quarterly Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2014	By:	/s/ Jerold S. Drew
Jerold S. Drew
Chief Executive Officer and Chief Financial Officer